                                                                    EXHIBIT 99.5
                                                                    ------------


               NOTICE REGARDING OMITTED EXHIBITS AND APPENDICES

Pursuant to Item 601 of Regulation S-K, Registrant omits from this Current Report on Form 8-K the exhibits and appendices to Exhibit 99.5 (.org Registry Agreement), which are substantially identical in all material respects to the exhibits and appendices attached to Exhibit 99.4 (.net Registry Agreement) filed herewith.

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                                                                    EXHIBIT 99.5
                                                                    ------------
                            .ORG REGISTRY AGREEMENT
                            -----------------------

This REGISTRY AGREEMENT ("Agreement") is by and between the Internet Corporation for Assigned Names and Numbers, a not-for-profit corporation, and VeriSign, Inc.

1. DEFINITIONS. For purposes of this Agreement, the following definitions shall
   -----------
apply:

1.1 The "Authoritative Root-Server System" means the constellation of DNS root-nameservers specified, from time to time, in the file
[ftp://ftp.internic.net/domain/named.root].

1.2 [Deliberately left blank]

1.3 [Deliberately left blank]

1.4 The "DNS" refers to the Internet domain name system.

1.5 The "Effective Date" is the date specified as such in Section 3 of the Agreement for Restructured Relationship among ICANN, VeriSign, and Network Solutions, Inc.

1.6 The "Expiration Date" is the date specified in Subsection 5.1.1.

1.7 "ICANN" refers to the Internet Corporation for Assigned Names and Numbers, a party to this Agreement.

1.8 An "ICANN-Accredited Registrar" is an entity or person accredited by ICANN to act as a registrar for domain names within the domain of the Registry TLD.

1.9 "Personal Data" refers to data about any identified or identifiable natural person.

1.10 [Deliberately left blank]

1.11 "Registered Name" refers to a domain name within the domain of the Registry TLD, whether consisting of two or more (e.g., john.smith.name) levels, about
                                        ----
which Registry Operator or an affiliate engaged in Registry Services maintains data in a Registry Database, arranges for such maintenance, or derives revenue from such maintenance. A name in a Registry Database may be a Registered Name even though it does not appear in a TLD zone file (e.g., a registered but
                                                   ----
inactive name).

1.12 "Registry Data" means all Registry Database data maintained in electronic form, and shall include TLD Zone-File Data, all data used to provide Registry Services submitted by registrars in electronic form, and all other data used to provide Registry Services concerning particular domain name registrations or nameservers maintained in electronic form in the Registry Database.

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1.13 "Registry Database" means a database comprised of data about one or more
DNS domain names within the domain of the Registry TLD that is used to generate either DNS resource records that are published authoritatively or responses to domain name availability lookup requests or Whois queries, for some or all of those names.

1.14 "Registry Operator" refers to VeriSign, Inc., a party to this Agreement, or any assignee of it under Subsection 5.11.

1.15 "Registry-Registrar Agreement" means an agreement between Registry Operator and an ICANN-Accredited Registrar with the provisions specified by Subsection 3.4.

1.16 "Registry Services" means services provided as an integral part of the operation of the Registry TLD, including all subdomains in which Registered Names are registered. These services include: receipt of data concerning registration of domain names and nameservers from registrars, provision to registrars of status information relating to the Registry TLD, dissemination of TLD zone files, operation of the Registry TLD zone servers, dissemination of contact and other information concerning domain name and nameserver registrations in the Registry TLD, and such other services required by ICANN in the manner provided in Subsections 4.3 through 4.6. Registry Services shall not include the provision of nameservice for a domain used by a single entity under a Registered Name registered through an ICANN-Accredited Registrar.

1.17 "Registry TLD" refers to the .org TLD.

1.18 [Deliberately left blank]

1.19 "Term of this Agreement" begins on the Effective Date and continues until the earlier of (a) the Expiration Date, or (b) termination of this Agreement.

1.20 "TLD" refers to a top-level domain in the DNS.

1.21 "TLD Zone-File Data" means all data contained in a DNS zone file for the Registry TLD, or for any subdomain for which Registry Services registered names, as provided to TLD nameservers on the Internet.

2. ICANN OBLIGATIONS.
   -----------------

2.1 General Obligations of ICANN. With respect to all matters that affect the
    ----------------------------
rights, obligations, or role of Registry Operator, ICANN shall during the Term of this Agreement:

     2.1.1 exercise its responsibilities in an open and transparent manner;

     2.1.2 not unreasonably restrain competition and, to the extent feasible, promote and encourage robust competition;

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     2.1.3 not apply standards, policies, procedures or practices arbitrarily, unjustifiably, or inequitably and not single out Registry Operator for disparate treatment unless justified by substantial and reasonable cause; and

     2.1.4 ensure, through its reconsideration and independent review policies, adequate appeal procedures for Registry Operator, to the extent it is adversely affected by ICANN standards, policies, procedures or practices.

2.2 Designation of Registry Operator. ICANN hereby continues to recognize
    --------------------------------
Registry Operator as the sole operator for the Registry TLD during the Term of this Agreement.

2.3 Recognition in Authoritative Root-Server System. During the Term of this
    -----------------------------------------------
Agreement, Registry Operator may, by notifying ICANN, request (a) delegation of the Registry TLD to specified DNS nameservers and (b) changes in that delegation. Any such request must be made in a format, and otherwise meet technical requirements, specified from time to time by ICANN. The initial format and technical requirements are set forth in Appendix A. Changes to the format and technical requirements may be made only with the mutual written consent of ICANN and Registry Operator (which neither party shall withhold without reason) or in the manner provided in Subsections 4.3 through 4.6. ICANN will use commercially reasonable efforts to have such requests implemented in the Authoritative Root-Server System within five business days of the submission.

2.4 Recognition in the Root-Zone Contact Database. To the extent ICANN publishes
    ---------------------------------------------
contact data regarding TLDs, during the Term of this Agreement it will show the Registry TLD's operator as Registry Operator and the Registry TLD's administrative and technical contacts as requested from time to time by Registry Operator. Any such request must be made in a format, include the elements of contact data, and otherwise meet technical requirements, specified from time to time by ICANN. The initial requirements for these requests are set forth in Appendix B. Changes to the requirements for requests may be made only with the mutual written consent of ICANN and Registry Operator (which neither party shall withhold without reason) or in the manner provided in Subsections 4.3 through 4.6.

2.5 Other Obligations of ICANN. During the Term of this Agreement, ICANN shall
    --------------------------
use commercially reasonable efforts to:

     2.5.1 maintain, or cause to be maintained, a stable, secure, authoritative and publicly available database of relevant information regarding the delegation of the Registry TLD;

     2.5.2 generate, or cause to be generated, authoritative and accurate root zone information from such database and operate, or cause to be operated, the Authoritative Root Server System in a stable and secure manner;

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     2.5.3 maintain, or cause to be maintained, authoritative records and an audit trail regarding delegations of the Registry TLD and records related to these delegations; and

     2.5.4 inform Registry Operator in a timely manner of any changes to ICANN's contact information.

2.6 Use of ICANN Name. ICANN hereby grants to Registry Operator a non-exclusive,
    -----------------
worldwide, royalty-free license during the term of this Agreement (i) to state that it is designated by ICANN as the registry operator for the Registry TLD,
(ii) to use a logo specified by ICANN to signify that Registry Operator is an ICANN-designated registry operator, and (iii) to link to pages and documents within the ICANN web site. No other use of ICANN's name is licensed hereby. This license may not be assigned or sublicensed by Registry Operator.

3. REGISTRY OPERATOR OBLIGATIONS.
   -----------------------------

3.1 Obligation to Provide Registry Services. During the Term of this Agreement,
    ---------------------------------------
Registry Operator shall operate, or cause to be operated, a registry of Registered Names that meets the functional specifications described by Subsection 3.2 and the performance specifications described by Subsection 3.3. Throughout the Term of this Agreement, Registry Operator shall be obligated to enter into a Registry-Registrar Agreement with any ICANN-Accredited Registrar seeking such an agreement on the terms specified by Subsection 3.4. Throughout the Term of this Agreement, Registry Operator shall provide Registry Services in compliance with any Registry-Registrar Agreement as provided in Subsection 3.4 that is then in effect.

3.2 Functional Specifications for Registry Services. All Registry Services
    -----------------------------------------------
provided by Registry Operator shall be provided under this Agreement and shall meet the functional specifications established by ICANN. The initial functional specifications are set forth in Appendix C. Non-material changes and additions to the functional specifications may be made by Registry Operator with prior written notice to ICANN and any affected ICANN-Accredited Registrars. All other changes and additions to the functional specifications may be made only with the mutual written consent of ICANN and Registry Operator (which neither party shall withhold without reason) or in the manner provided in Subsections 4.3 through 4.6.

3.3 Performance Specifications for Registry Services. All Registry Services
    ------------------------------------------------
provided by Registry Operator shall meet the performance specifications and comply with the registrar service level agreement established by ICANN. The initial performance specifications are set forth in Appendix D and the initial service level agreement is set forth in Appendix E. Changes to the performance specifications or service level agreement may be made only with the mutual written consent of ICANN and Registry Operator (which neither party shall withhold without reason) or in the manner provided in Subsections 4.3 through 4.6.

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

3.4 Registry-Registrar Agreements. During the Term of this Agreement, Registry
    -----------------------------
Operator shall enter a Registry-Registrar Agreement with any ICANN-Accredited Registrar desiring to enter such an agreement. All Registry Services provided by Registry Operator for the Registry TLD shall be provided strictly in accordance with that Registry-Registrar Agreement:

     3.4.1 Initially, the form of the Registry-Registrar Agreement shall be that attached as Appendix F.

     3.4.2 The form of the Registry-Registrar Agreement may be revised (a) by Registry Operator with the written consent of ICANN, (b) by ICANN in the manner provided in Subsections 4.3 through 4.6, provided that any additional terms are within the topics set forth in Subsection 4.2., or,
     (c) with respect to the price charged registrars by Registry Operator for Registry Services, according to Subsection 3.4.3.

     3.4.3 Registry Operator may, at its option and with thirty days written notice to ICANN and to all ICANN-Accredited Registrars, revise the prices charged to registrars under the Registry-Registrar Agreement, provided that
     (a) the same price shall be charged for services charged to all ICANN-Accredited Registrars (provided that volume adjustments may be made if the same opportunity to qualify for those adjustments is available to all ICANN-Accredited Registrars) and (b) the prices shall not exceed those set forth in Appendix G, as adjusted according to Subsection 4.4. Registry Operator shall charge no fee to anyone for Registry Services if such fee is not listed on Appendix G. For Registry Services (a) listed on Appendix G without a stated price, and (b) introduced more than six months after the Effective Date, Registry Operator may propose to ICANN, no later than thirty days before the commencement of that service, the inclusion in Appendix G of an offering price for the Registry Service. The offering price for the Registry Service shall be included in Appendix G only upon the written consent of ICANN, which shall not be unreasonably withheld or delayed.

3.5 Fair Treatment of ICANN-Accredited Registrars.
    ---------------------------------------------

     3.5.1 Registry Operator shall provide all ICANN-Accredited Registrars that have Registry-Registrar Agreements in effect, and that are in compliance with the terms of such agreements, equivalent access to Registry Operator's Registry Services, including to its shared registration system.

     3.5.2 Registry Operator shall certify to ICANN every six months, using the objective criteria set forth in Appendix H, that Registry Operator is providing all such ICANN-Accredited Registrars with equivalent access to its Registry Services, including to its shared registration system.

     3.5.3 Registry Operator shall not act as a registrar with respect to the Registry TLD. This shall not preclude Registry Operator from registering names within the

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     domain of the Registry TLD in compliance with Subsection 3.6. This also shall not preclude an affiliate of Registry Operator from acting as a registrar with respect to the Registry TLD, provided that Registry Operator complies with the provisions of Subsections 3.5.4 and 3.5.5.

     3.5.4 Registry Operator shall comply with its Code of Conduct attached as Appendix I. Any changes to that Code of Conduct will require ICANN's approval.

     3.5.5 Registry Operator will ensure, in a form and through ways described in Appendix H, that the revenues and assets of Registry Operator are not utilized to advantage registrars that are affiliated with Registry Operator to the detriment of other ICANN-Accredited Registrars. For purposes of this Subsection 3.5.5, funds distributed to debt or equity participants in Registry Operator shall no longer be deemed revenues and assets of Registry Operator once they are distributed.

     3.5.6  With respect to its obligations under Subsections 3.5.1 through
     3.5.5 and Appendices H and I, Registry Operator agrees to participate in and comply with the sanctions program described in Appendix Y, provided that all other registry operators having registry agreements with ICANN for the operation of unsponsored top-level domains (i.e. top-level domains, other than country-code and infrastructure domains, not having a sponsoring organization) are obligated to participate in and comply with a sanctions program with substantially the same provisions as Appendix Y. Registry Operator agrees that the Sanctions Program described in Appendix Y shall be a non-exclusive and additional option ICANN to promote compliance with Subsections 3.5.1 through 3.5.5 and Appendices H and I, and that (except as stated in Appendix Y) the availability of that option does not limit or affect in any way ICANN's ability to employ any other compliance measures or remedies available under this Agreement. In the event that the gTLD Constituency of the Domain Name Supporting Organization proposes a substitute Appendix Y at any time prior to 1 May 2002, and ICANN determines (following an appropriate process of public notice and comment) that substitution by that Appendix Y would serve the interests of the Internet community, the substitution shall be made.

3.6 Registrations Not Sponsored by Registrars Under Registry-Registrar
    ------------------------------------------------------------------
Agreements. Registry Operator shall register domain names within the domain of
----------
the Registry TLD, other than on a request submitted by a registrar pursuant to that registrar's Registry-Registrar Agreement, only as follows:

     3.6.1 Registry Operator may register the domain names listed on Appendix X (Part A) for its own use in operating the registry and providing Registry Services under this Agreement, provided the total number of domain names listed on Appendix X at any time does not exceed 5000. At the conclusion of its designation by ICANN as the operator for the Registry TLD, Registry Operator shall transfer all such domain name registrations to the entity or person specified by ICANN. Appendix X may be revised upon written notice by Registry Operator to ICANN and written consent by ICANN, which shall not be unreasonably withheld.

     3.6.2 Registry Operator may register the domain names listed on Appendix X (Part B) for its own use, provided the total number of domain names listed on Appendix X at any time does not exceed 5000. Registry Operator may retain registration of those names at the conclusion of its designation by ICANN as the operator for the Registry TLD, provided registration fees are paid and all other requirements for registration by third parties are met. Appendix X may be revised upon written notice by Registry Operator to ICANN and written consent by ICANN, which shall not be unreasonably withheld.

     3.6.3 As instructed from time to time by ICANN, Registry Operator shall maintain the registration of up to 5000 domain names within the domain of the Registry TLD for use by ICANN and other organizations responsible for coordination of the Internet's infrastructure.

     3.6.4 This Subsection 3.6 shall not preclude Registry Operator from registering domain names within the domain of the Registry TLD through an ICANN-Accredited Registrar pursuant to that registrar's Registry-Registrar Agreement.

3.7 [Deliberately left blank]

3.8 Registration Restrictions Within Registry TLD.
    ---------------------------------------------

     3.8.1 Except to the extent that ICANN otherwise expressly authorizes in writing, Registry Operator shall reserve from registration the domain names specified by a schedule established by ICANN. The initial schedule is attached as Appendix K. Changes to the schedule may be made only with the mutual written consent of ICANN and Registry Operator (which neither party shall withhold without reason) or in the manner provided in Subsections 4.3 through 4.6.

     3.8.2 [Deliberately left blank]

3.9 Bulk Access to TLD Zone Files. Registry Operator shall provide bulk access
    -----------------------------
to the zone files for the Registry TLD as follows:

     3.9.1 to third parties on the terms set forth in the TLD zone file access agreement established by ICANN. The initial terms of the agreement are set forth as Appendix N to this Agreement. Changes to the terms of the TLD zone file access agreement may be made only with the mutual written consent of ICANN and Registry Operator (which neither party shall withhold without reason) or in the manner provided in Subsections 4.3 through 4.6.

                                       8
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     3.9.2 to ICANN on a continuous basis in the manner which ICANN may from time to time specify.

3.10 Publication by Registry Operator of Registry Data.
     -------------------------------------------------

     3.10.1 At its expense, Registry Operator shall provide free public query-based access to up-to-date data concerning domain name and nameserver registrations maintained by Registry Operator in connection with the Registry TLD. The data elements reported, format of responses to queries, data update frequency, query types supported, and protocols through which access is provided shall be as established by ICANN. The initial specification of the data elements reported, format of responses to queries, minimum data update frequency, query types supported, and protocols through which access is provided are set forth in Appendix O. Registry Operator may request supplementation of the specification to include additional data elements reported or query types supported, in which event ICANN shall act to supplement the specification in a reasonable manner within a reasonable time. Other changes to the specification may be made only with the mutual written consent of ICANN and Registry Operator (which neither party shall withhold without reason) or in the manner provided in Subsections 4.3 through 4.6.

     3.10.2 To ensure operational stability of the registry, Registry Operator may temporarily limit access under Subsection 3.10.1 in which case Registry Operator shall immediately notify ICANN of the nature of and reason for the limitation. Registry Operator shall not continue the limitation longer than a period established by ICANN if ICANN objects in writing, which objection shall not be unreasonably made. The period shall initially be five business days; changes to that period may be made only with the mutual written consent of ICANN and Registry Operator (which neither party shall withhold without reason) or in the manner provided in Subsections 4.3 through 4.6. Such temporary limitations shall be applied in a non-arbitrary manner and shall apply fairly to all ICANN-Accredited Registrars.

     3.10.3 In providing query-based public access to registration data as required by this Subsection 3.10, Registry Operator shall not impose terms and conditions on use of the data provided except as permitted by policy established by ICANN. Unless and until ICANN establishes a different policy, Registry Operator shall permit use of data it provides in response to queries for any lawful purposes except to: (a) allow, enable, or otherwise support the transmission by e-mail, telephone, or facsimile of mass unsolicited, commercial advertising or solicitations to entities other than the data recipient's own existing customers; or (b) enable high volume, automated, electronic processes that send queries or data to the systems of Registry Operator or any ICANN-Accredited Registrar, except as reasonably necessary to register domain names or modify existing registrations. Changes to that policy may be made only with the mutual written

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     consent of ICANN and Registry Operator (which neither party shall withhold without reason) or in the manner provided in Subsections 4.3 through 4.6.

     3.10.4 To comply with applicable statutes and regulations and for other reasons, ICANN may from time to time establish policies in the manner described by Subsections 4.3 through 4.6 establishing limits on the data concerning registrations that Registry Operator may make available to the public through a public-access service described in this Subsection 3.10 and on the manner in which Registry Operator may make them available. In the event ICANN establishes any such policy, Registry Operator shall abide by it within the time allowed by Subsection 4.5.

     3.10.5 At its expense, Registry Operator shall provide bulk access to up-to-date data concerning domain name and nameserver registrations maintained by Registry Operator in connection with the Registry TLD in the following two ways:

            3.10.5.1 on a daily schedule, only for purposes of providing free public query-based access to up-to-date data concerning domain name and nameserver registrations in multiple TLDs, to a party designated from time to time in writing by ICANN. The content and format of this data, and the procedures for providing access, shall be as established by ICANN. The initial content, format, and procedures are set forth in Appendix P. Changes to that content and format and those procedures may be made only with the mutual written consent of ICANN and Registry Operator (which neither party shall withhold without reason) or in the manner provided in Subsections 4.3 through 4.6.

            3.10.5.2 on a continuous basis, to ICANN in the manner which ICANN may from time to time reasonably specify, only for purposes of verifying and ensuring the operational stability of the Registry TLD, the DNS, and the Internet The content and format of this data, and the procedures for providing access, shall be as established by ICANN. The initial content, format, and procedures are set forth in Appendix Q. Changes to that content and format and those procedures may be made only with the mutual written consent of ICANN and Registry Operator (which neither party shall withhold without reason) or in the manner provided in Subsections 4.3 through 4.6.

3.11 Data Escrow. Registry Operator shall periodically deposit into escrow all
     -----------
Registry Data in an electronic format. The escrow shall be maintained, at Registry Operator's expense, by a reputable escrow agent mutually approved by Registry Operator and ICANN, such approval also not to be unreasonably withheld by either party. The schedule, content, format, and procedure for escrow deposits shall be as established by ICANN from time to time. The initial schedule, content, format, and procedure shall be as set forth in Appendix R. Changes to the schedule, content, format, and procedure may be made only with the mutual written consent of ICANN and Registry Operator

(which neither party shall withhold without reason) or in the manner provided in Subsections 4.3 through 4.6. The escrow shall be held under an agreement, substantially in the form of Appendix S, among ICANN, Registry Operator, and the escrow agent.

3.12 Registry Operator's Handling of Personal Data. Registry Operator shall
     ---------------------------------------------
notify registrars sponsoring registrations in the registry for the Registry TLD of the purposes for which Personal Data submitted to Registry Operator by registrars is collected, the intended recipients (or categories of recipients) of such Personal Data, and the mechanism for access to and correction of such Personal Data. Registry Operator shall take reasonable steps to protect Personal Data from loss, misuse, unauthorized disclosure, alteration or destruction. Registry Operator shall not use or authorize the use of Personal Data in a way that is incompatible with the notice provided to registrars.

3.13 Rights in Data. Except as permitted by the Registry- Registrar Agreement,
     --------------
Registry Operator shall not be entitled to claim any intellectual property rights in data supplied by or through registrars. In the event that Registry Data is released from escrow under Subsection 3.11, any rights held by Registry Operator in the data shall automatically be transferred on a non-exclusive, irrevocable, royalty-free, paid-up basis to ICANN or to a party designated in writing by ICANN.

3.14.Registry-Level Financial Support of ICANN.  During the Term of this
     -----------------------------------------
Agreement, Registry Operator shall pay to ICANN the following fees:

     3.14.1.  Fixed Registry-Level Fee.  Registry Operator shall pay ICANN a
              ------------------------
     quarterly Fixed Registry-Level Fee in an amount established by the ICANN Board of Directors, in conformity with the ICANN bylaws and articles of incorporation, not to exceed one quarter of the annual Fixed Registry-Level Fee Cap described in Subsection 3.14.4.

     3.14.2.  Variable Registry-Level Fee.  Registry Operator shall pay ICANN a
              ---------------------------
     quarterly Variable Registry-Level Fee in an amount calculated according to a formula and method established from time to time by the ICANN Board of Directors, in conformity with the ICANN bylaws and articles of incorporation. The formula and method shall allocate the total variable fee among all TLDs sponsored or operated under a sponsorship or registry agreement with ICANN (whether the fee is collected at the registry or registrar level) based on the relative size of the registries for those TLDs. It shall be permissible for the formula and method so established (a) to measure the size of a TLD's registry by the number of names under administration within the TLD by the registry's operator, (b) to deem the number of domain names under administration within the Registry TLD to be the number of Registered Names, and (c) to provide for a deduction in computing a sponsor's or operator's Variable Registry-Level Fee of some or all of that sponsor's or operator's Fixed Registry-Level Fee. It shall also be permissible for the formula and method to consider accreditation fees collected from registrars as a credit applied to the Variable Registry-Level Fee for the TLD to which the fees pertain. Groups of registries for two or more TLDs may, with the agreement of their sponsors or operators and ICANN, agree to allocate the variable fee collected from them in a manner not based on the relative size of the registries within the group, provided that the combined variable fees collected for all TLDs may, with the agreement of their sponsors or operators and ICANN, agree to allocate the variable fee collected from them in a manner not based on the relative size of the registries within the group, provided that the combined variable fees collected for all TLDs within the group is based on the combined size of the registries in the group.

3.14.3.  Payments Must Be Timely.  Registry Operator shall pay the quarterly
         -----------------------
Fixed and Variable Registry-Level Fees within thirty days after the date of ICANN's invoice for those fees. These payments shall be made in a timely manner throughout the Term of this Agreement and notwithstanding the pendency of any dispute between Registry Operator and ICANN. Registry Operator shall pay interest on payments not timely made at the rate of 1% per month or, if less, the maximum rate permitted by California law.

3.14.4.  Fee Caps.  The Fixed Registry-Level Fee Cap shall be US$100,000 per
         --------
year until and including 30 June 2002; shall automatically increase by 15% on July 1 of each year beginning in 2002; and may be increased by a greater amount in the manner provided by Subsection 4.3. The sum of the Fixed Registry-Level Fees and the Variable Registry-Level Fees due to be paid in any year ending on any 30 June during or within one year after the Term of this Agreement by all TLD sponsors and registry operators having sponsorship or registry agreements with ICANN shall not exceed the Total Registry-Level Fee Cap described in the following sentence. The Total Registry-Level Fee Cap shall be US$5,500,000 for the fiscal year ending 30 June 2002; shall increase by 15% each fiscal year thereafter; and may be increased by a greater amount in the manner provided by Subsection 4.3.

3.14.5.  Adjustments to Price. The maximum pricing for initial and renewal
         --------------------
registrations set forth in Appendix G shall be adjusted at the beginning of each calendar quarter by adding, to the amount specified in that Appendix (after adjustment according to Subsection 4.4) as the applicable annual charge for initial or renewal registration of a domain name, an amount calculated according to the following three sentences. For calendar quarters in which the variable fee is collected at the registrar level, the amount shall be US$0.00. For the first two calendar quarters during the Term of this Agreement in which the variable fee is collected at the registry level, the amount shall be four times the per-name variable accreditation fee charged to registrars for the quarter beginning six months earlier. For subsequent calendar quarters, the amount shall be four times the quarterly Variable Registry-Level Fee reflected in the invoice to Registry Operator for such a fee for the quarter beginning six months earlier divided by the number of Registered Names that the invoice shows was used to calculate that quarterly Variable Registry-Level Fee. The adjustments permitted by this Subsection 3.14.5 shall only apply for periods of time as to which the Registry Operator does not have in effect a provision in its Registry-Registrar Agreement (see Subsection 3.4) permitting it to require ICANN-Accredited Registrars to pay to Registry Operator a portion of Registry Operator's payments of variable registry-level fees to ICANN.

3.15 Reports Provided to ICANN.
     -------------------------

     3.15.1 Within twenty days after the end of each month during the Term of this Agreement, Registry Operator shall provide ICANN a written report, giving information specified by ICANN, on operation of the registry during the month. The initial specification of information is set forth in Appendix T. Changes to that specification may be made only with the mutual written consent of ICANN and Registry Operator (which neither party shall withhold without reason) or in the manner provided in Subsections 4.3 through 4.6.

     3.15.2 [Deliberately left blank]

4. PROCEDURES FOR ESTABLISHMENT OR REVISION OF SPECIFICATIONS AND POLICIES.
   -----------------------------------------------------------------------

4.1 Registry Operator's Ongoing Obligation to Comply With New or Revised
    --------------------------------------------------------------------
Specifications and Policies. During the Term of this Agreement, Registry
---------------------------
Operator shall comply, in its provision of Registry Services, on the schedule provided in Subsection 4.5, with

     4.1.1 new or revised specifications (including forms of agreement to which Registry Operator is a party) and policies established by ICANN as Consensus Policies in the manner described in Subsection 4.3,

     4.1.2 in cases where:

          4.1.2.1 this Agreement expressly provides for compliance with revised specifications or policies established in the manner set forth in one or more subsections of this Section 4 or

          4.1.2.2 the specification or policy concerns one or more topics described in Subsection 4.2.

4.2 Topics for New and Revised Specifications and Policies. New and revised
    ------------------------------------------------------
specifications and policies may be established on the following topics:

     4.2.1 issues for which uniform or coordinated resolution is reasonably necessary to facilitate interoperability, technical reliability, and/or operational stability of the Registry Services, the DNS, or the Internet;

     4.2.2 functional and performance specifications for the provision of Registry Services;

     4.2.3 safety and integrity of the Registry Database;

     4.2.4 procedures to avoid disruptions of registration due to suspension or termination of operations by a registry operator or a registrar, including procedures for allocation of responsibility for serving Registered Names affected by such a suspension or termination;

     4.2.5 resolution of disputes regarding whether particular parties may register or maintain registration of particular domain names;

     4.2.6 principles for allocation of SLD names (e.g., first-come/first-served, timely renewal, holding period after expiration);

     4.2.7 prohibitions on warehousing of or speculation in domain names by registries or registrars;

     4.2.8 maintenance of and access to accurate and up-to-date contact information for domain name registrants;

     4.2.9 reservation of Registered Names that may not be registered initially or that may not be renewed due to reasons reasonably related to (a) avoidance of confusion among or misleading of users, (b) intellectual property, or (c) the technical management of the DNS or the Internet (e.g., establishment of reservations of names from registration); and

     4.2.10 registry policies reasonably necessary to implement Consensus Policies relating to registrars.

4.3 Manner of Establishment of New and Revised Specifications and Policies.
    ----------------------------------------------------------------------

     4.3.1 "Consensus Policies" are those specifications or policies established based on a consensus among Internet stakeholders represented in the ICANN process, as demonstrated by (a) action of the ICANN Board of Directors establishing the specification or policy, (b) a recommendation, adopted by at least a two-thirds vote of the council of the ICANN Supporting Organization to which the matter is delegated, that the specification or policy should be established, and (c) a written report and supporting materials (which must include all substantive submissions to the Supporting Organization relating to the proposal) that (i) documents the extent of agreement and disagreement among impacted groups, (ii) documents the outreach process used to seek to achieve adequate representation of the views of groups that are likely to be impacted, and (iii) documents the nature and intensity of reasoned support and opposition to the proposed policy.

     4.3.2 In the event that Registry Operator disputes the presence of such a consensus, it shall seek review of that issue from an Independent Review Panel established under ICANN's bylaws. Such review must be sought within fifteen working days of the publication of the Board's action establishing the policy. The decision of the panel shall be based on the report and supporting materials required by Subsection 4.3.1. In the event that Registry Operator seeks review and the Independent Review Panel sustains the Board's determination that the policy is based on a consensus among Internet stakeholders represented in the ICANN process, then Registry Operator must implement such policy unless it promptly seeks and obtains a stay or injunctive relief under Subsection 5.8.

     4.3.3 If, following a decision by the Independent Review Panel convened under Subsection 4.3.2, Registry Operator still disputes the presence of such a consensus, it may seek further review of that issue within fifteen working days of publication of the decision in accordance with the dispute resolution procedures set forth in Subsection 5.9; provided, however, that Registry Operator must continue to implement the policy unless it has obtained a stay or injunctive relief under Subsection 5.9 or a final decision is rendered in accordance with the provisions of Subsection 5.9 that relieves Registry Operator of such obligation. The decision in any such further review shall be based on the report and supporting materials required by Subsection 4.3.1.

     4.3.4 A specification or policy established by the ICANN Board of Directors on a temporary basis, without a prior recommendation by the council of an ICANN Supporting Organization, shall also be considered to be a Consensus Policy if adopted by the ICANN Board of Directors by a vote of at least two-thirds of its members, so long as the Board reasonably determines that immediate temporary establishment of a specification or policy on the subject is necessary to maintain the operational stability of Registry Services, the DNS, or the Internet, and that the proposed specification or policy is as narrowly tailored as feasible to achieve those objectives. In establishing any specification or policy under this provision, the ICANN Board of Directors shall state the period of time for which the specification or policy is temporarily adopted and shall immediately refer the matter to the appropriate Supporting Organization for its evaluation and review with a detailed explanation of its reasons for establishing the temporary specification or policy and why the Board believes the policy should receive the consensus support of Internet stakeholders. If the period of time for which the specification or policy is adopted exceeds ninety days, the Board shall reaffirm its temporary establishment every ninety days for a total period not to exceed one year, in order to maintain such specification or policy in effect until such time as it meets the standard set forth in Subsection 4.3.1. If the standard set forth in Subsection 4.3.1 is not met within the temporary period set by the Board, or the council of the Supporting Organization to which it has been referred votes to reject the temporary specification or policy, it will no longer be a "Consensus Policy."

     4.3.5 For all purposes under this Agreement, the policies identified in Appendix V shall be treated in the same manner and have the same effect as "Consensus Policies."

     4.3.6 In the event that, at the time the ICANN Board of Directors establishes a specification or policy under Subsection 4.3.1 during the Term of this Agreement, ICANN does not have in place an Independent Review Panel established under ICANN's bylaws, the fifteen-working-day period allowed under Subsection 4.3.2 to seek review shall be extended until fifteen working days after ICANN does have such an Independent Review Panel in place and Registry Operator shall not be obligated to comply ICANN with the specification or policy in the interim.

4.4 Pricing Adjustments Arising from New or Revised Specifications or Policies.
    --------------------------------------------------------------------------
The maximum prices stated in Appendix G shall be increased through an amendment to this Agreement as approved by ICANN and Registry Operator, such approval not to be unreasonably withheld, to reflect demonstrated increases in the net costs of providing Registry Services arising from (A) new or revised ICANN specifications or policies adopted after the Effective Date, or (B) legislation specifically applicable to the provision of Registry Services adopted after the Effective Date, to ensure that Registry Operator recovers such costs and a reasonable profit thereon; provided that such increases exceed any reductions in costs arising from (A) or (B) above.

4.5 Time Allowed for Compliance. Registry Operator shall be afforded a
    ---------------------------
reasonable period of time (not to exceed four months unless the nature of the specification or policy established under Subsection 4.3 reasonably requires, as agreed to by ICANN and Registry Operator, a longer period) after receiving notice of the establishment of a specification or policy under Subsection 4.3 in which to comply with that specification or policy, taking into account any urgency involved.

4.6 Indemnification of Registry Operator. ICANN shall indemnify, defend, and
    ------------------------------------
hold harmless Registry Operator (including its directors, officers, employees, and agents) from and against any and all claims, damages, liabilities, costs, and expenses, including reasonable legal fees and expenses, arising solely from Registry Operator's compliance as required by this Agreement with an ICANN specification or policy (including, without limitation, a Consensus Policy) established after the Effective Date; except that Registry Operator shall not be indemnified or held harmless hereunder to the extent that the claims, damages or liabilities arise from the particular manner in which Registry Operator has chosen to comply with the specification or policy, where it was possible for Registry Operator to comply in a manner by which the claims, damages, or liabilities would not arise. As an alternative to providing the indemnity stated in this Subsection 4.6, ICANN may, at the time it establishes a specification or policy after the Effective Date giving rise to an indemnity obligation under this Subsection 4.6, state ICANN's election that the Registry Operator shall bear the cost of insuring the claims, damages, liabilities, costs, and expenses that would otherwise be indemnified by ICANN under this Subsection 4.6, in which case the reasonable cost to Registry Operator of such insurance shall be treated under Subsection 4.4 as a cost of providing Registry Services arising from the newly established ICANN specification or policy.

5. MISCELLANEOUS PROVISIONS.
   ------------------------

5.1 Expiration of this Agreement.
    ----------------------------

     5.1.1 The Expiration Date shall be 31 December 2002.

     5.1.2 Registry Operator acknowledges and agrees that upon the earlier of
     (i) the Expiration Date or (ii) termination of this Agreement by ICANN pursuant to Subsection 5.4, it will cease to be the operator of the Registry TLD and neither it nor any affiliated entity will be eligible to seek to continue to operate the Registry TLD.

     5.1.3 Registry Operator shall make all commercially reasonable efforts to cooperate with ICANN and the party designated by ICANN as successor operator to facilitate smooth transition of the operation of the Registry TLD.

     5.1.4 No later than 90 days prior to the Expiration Date, Registry Operator will pay to ICANN or ICANN's designee the sum of US $5 million, to be used by ICANN in it sole discretion to establish an endowment to be used to fund future operating costs of the non-profit entity designated by ICANN as successor operator of the .org registry. Registry Operator agrees that such funds, once paid to ICANN, will become the property of ICANN and/or ICANN's designee, and that Registry Operator will have no ownership or other rights or interests in such funds or in the manner in which they are used or disbursed.

     5.1.5 Registry Operator further agrees that it will make available to the party designated by ICANN as successor operator of the .org registry the use of global resolution and distribution facilities, at no charge until 31 December 2003, and thereafter at a price to be determined, for so long as Registry Operator is also the operator of the .com registry.

     5.1.6 Registry Operator acknowledges and agrees that, except as expressly provided by this Agreement, it shall not acquire any right in the Registry TLD by virtue of its operation of the Registry TLD or its provision of Registry Services hereunder.

5.2 [Deliberately left blank]

5.3 [Deliberately left blank]

5.4 Termination by ICANN. This Agreement may be terminated before its expiration
    --------------------
by ICANN in any of the following circumstances:

     5.4.1 [Deliberately left blank]

     5.4.2 Registry Operator:

          5.4.2.1 is convicted by a court of competent jurisdiction of a felony or other serious offense related to financial activities, or is the subject of a determination by a court of competent jurisdiction that ICANN reasonably deems as the substantive equivalent of those offenses ; or

          5.4.2.2 is disciplined by the government of its domicile for conduct involving dishonesty or misuse of funds of others.

     5.4.3 Any officer or director of Registry Operator is convicted of a felony or of a misdemeanor related to financial activities, or is judged by a court to have committed fraud or breach of fiduciary duty, or is the subject of a judicial determination that ICANN deems as the substantive equivalent of any of these, and such officer or director is not immediately removed in such circumstances.

     5.4.4 Registry Operator fails to cure any material breach of this Agreement (other than a failure to comply with a Consensus Policy adopted by ICANN during the Term of this Agreement as to which Registry Operator has obtained a stay under Subsection 5.9) within fifteen business days (or such longer reasonable period as may be necessary using best efforts to cure such breach) after ICANN gives Registry Operator written notice of the breach.

     5.4.5 Registry Operator's action or failure to act has been determined under Subsection 5.9 to be in violation of this Agreement and Registry Operator continues to act or fail to act in the manner that was determined to violate this Agreement for a period stated in the arbitration decision, or if no period is stated, fifteen business days.

     5.4.6 Registry Operator acts or continues acting in a manner that ICANN has reasonably determined endangers the operational stability of Registry Services, the DNS, or the Internet after receiving three days notice of that determination.

     5.4.7 Registry Operator fails to pay to ICANN the final amount of sanctions determined to be appropriate under the sanctions program described in Appendix Y within thirty days after the amount of sanctions is deemed final.

     5.4.8 Registry Operator becomes bankrupt or insolvent.

This Agreement may be terminated in the circumstances described in Subsections
5.4.1 through 5.4.7 above only upon thirty calendar days written notice to Registry Operator (in the case of the circumstances described in Subsections 5.4.4, 5.4.5, and 5.4.6 occurring after Registry Operator's failure to cure), with Registry Operator being given an opportunity during that time to initiate arbitration under Subsection 5.9 to determine the appropriateness of termination under this Agreement. In the event Registry Operator initiates arbitration concerning the appropriateness of termination by ICANN, Registry Operator may at the same time request that the arbitration panel stay the termination until the arbitration decision is rendered, and that request shall have the effect of staying the requirement until the decision or until the arbitration panel has granted an ICANN request for lifting of the stay. If Registry Operator acts in a manner that ICANN reasonably determines endangers the operational stability of Registry Services, the DNS, or the Internet and upon notice does not immediately cure, ICANN may suspend this Agreement for five calendar days pending ICANN's application for more extended injunctive relief under Subsection
5.9. This Agreement may be terminated immediately upon notice to Registry Operator in the circumstance described in Subsection 5.4.8.

5.5 [Deliberately left blank]

5.6 Additional Covenants of Registry Operator. Throughout the Term of this
    -----------------------------------------
Agreement, Registry Operator shall abide by the covenants contained in Appendix
W.

5.7 Indemnification of ICANN. Registry Operator shall indemnify, defend, and
    ------------------------
hold harmless ICANN (including its directors, officers, employees, and agents) from and against any and all claims, damages, liabilities, costs, and expenses, including reasonable legal fees and expenses, arising out of or relating to: (a) the selection of Registry Operator to operate the Registry TLD; (b) the entry of this Agreement; (c) establishment or operation of the Registry TLD; (d) Registry Services; (e) collection or handling of Personal Data by Registry Operator; (f) any dispute concerning registration of a domain name within the domain of the Registry TLD; and (g) duties and obligations of Registry Operator in operating the Registry TLD; provided that, with respect to items (b) through (g) only, Registry Operator shall not be obligated to indemnify, defend, or hold harmless ICANN to the extent of ICANN's indemnification of Registry Operator under Subsection 4.6 and provided further that, with respect to item (g) only, Registry Operator shall not be obligated to indemnify, defend, or hold harmless ICANN to the extent the claim, damage, liability, cost, or expense arose due to a breach by ICANN of any obligation contained in this Agreement. For avoidance of doubt, nothing in this Subsection 5.7 shall be deemed to require Registry Operator to reimburse or otherwise indemnify ICANN for the costs associated with the negotiation or execution of this Agreement, or with the monitoring of the parties' respective obligations under this Agreement.

5.8 Indemnification Procedures. If any third-party claim is commenced that is
    --------------------------
indemnified under Subsections 4.6 or 5.7, notice thereof shall be given to the indemnifying party as promptly as practicable. If, after such notice, the indemnifying party acknowledges its obligation to indemnify with respect to such claim, then the indemnifying party shall be entitled, if it so elects, in a notice promptly delivered to the indemnified party, to immediately take control of the defense and investigation of such claim and to employ and engage attorneys reasonably acceptable to the indemnified party to handle and defend the same, at the indemnifying party's sole cost and expense, provided that in all events ICANN shall be entitled to control at its sole cost and expense the litigation of issues concerning the validity or interpretation of ICANN policies or conduct. The indemnified party shall cooperate, at the cost of the indemnifying party, in all reasonable respects with the indemnifying party and its attorneys in the investigation, trial, and defense of such claim and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost and expense, participate, through its attorneys or otherwise, in such investigation, trial and defense of such claim and any appeal arising therefrom. No settlement of a claim that involves a remedy affecting the indemnifying party other than the payment of money in an amount that is indemnified shall be entered into without the consent of the indemnified party. If the indemnifying party does not assume full control over the defense of a claim subject to such defense in accordance with this Subsection, the indemnifying party may participate in such defense, at its sole cost and expense, and the indemnified party shall have the right to defend the claim in such manner as it may deem appropriate, at the cost and expense of the indemnifying party.

5.9 Resolution of Disputes Under This Agreement. Disputes arising under or in
    -------------------------------------------
connection with this Agreement, including requests for specific performance, shall be referred in the first instance to arbitration conducted as provided in this Subsection 5.9 pursuant to the rules of the International Court of Arbitration of the International Chamber of Commerce ("ICC"). The arbitration shall be conducted in the English language and shall occur in Los Angeles County, California, USA. There shall be three arbitrators: each party shall choose one arbitrator and, if the two arbitrators are not able to agree on a third arbitrator, the third shall be chosen by the ICC. The parties shall bear the costs of the arbitration in equal shares, subject to the right of the arbitrators to reallocate the costs in their award as provided in the ICC rules. The parties shall bear their own attorneys' fees in connection with the arbitration, and the arbitrators may not reallocate the attorneys' fees in conjunction with their award. The arbitrators shall render their decision within ninety days of the initiation of arbitration. Either party, if dissatisfied with the result of the arbitration, may challenge that result by bringing suit against the other party in a court located in Los Angeles, California, USA to enforce its rights under this Agreement. In all litigation involving ICANN concerning this Agreement (as provided in the remainder of this Subsection), jurisdiction and exclusive venue for such litigation shall be in a court located in Los Angeles, California, USA; however, the parties shall also have the right to enforce a judgment of such a court in any court of competent jurisdiction. For the purpose of aiding the arbitration and/or preserving the rights of the parties during the pendency of an arbitration, the parties shall have the right to seek a temporary stay or injunctive relief from the arbitration panel or a court located in Los Angeles, California, USA, which shall not be a waiver of this arbitration agreement.

5.10 Limitation of Liability. ICANN's aggregate monetary liability for
     -----------------------
violations of this Agreement shall not exceed the amount of Fixed or Variable Registry-Level Fees paid by Registry Operator to ICANN within the preceding twelve-month period under Subsection 3.14. Registry Operator's aggregate monetary liability to ICANN for violations of this Agreement shall be limited to fees and monetary sanctions due and owing to ICANN under this Agreement. In no event shall either party be liable for special, indirect, incidental, punitive, exemplary, or consequential damages arising out of or in connection with this Agreement or the performance or nonperformance of obligations undertaken in this Agreement. EXCEPT AS OTHERWISE PROVIDED IN

THIS AGREEMENT, REGISTRY OPERATOR DOES NOT MAKE ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES RENDERED BY ITSELF, ITS SERVANTS, OR ITS AGENTS OR THE RESULTS OBTAINED FROM THEIR WORK, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, NON-INFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE.

5.11 Assignment. Any assignment of this Agreement shall be effective only upon
     ----------
written agreement by the assignee with the other party to assume the assigning party's obligations under this Agreement. Moreover, neither party may assign this Agreement without the prior written approval of the other party. Notwithstanding the foregoing, a party may assign this Agreement by giving written notice to the other party in the following circumstances: (a) Registry Operator may assign this Agreement as part of the transfer of its registry business if such transfer and assignment are approved in advance by ICANN pursuant to its procedures, and (b) ICANN may assign this Agreement, (i)in conjunction with a reorganization or re-incorporation of ICANN, to another non-profit corporation organized for the same or substantially the same purposes as ICANN or (ii) as required by Section 5 of Amendment 1 (dated 10 November 1999) to the 25 November 1998, Memorandum of Understanding between ICANN and the United States Department of Commerce.

5.12 Subcontracting. Registry Operator shall not subcontract portions of the
     --------------
technical operations of the Registry TLD accounting for more than 80% of the value of all Registry TLD operations without ICANN's written consent. When ICANN's consent to subcontracting is requested, ICANN shall respond within fifteen business days, and the consent shall not be unreasonably withheld. In any subcontracting of the technical operations of the Registry TLD, the subcontract shall state that the subcontractor shall not acquire any right in the Registry TLD by virtue of its performance under the subcontract.

5.13 Force Majeure. Neither party shall be liable to the other for any loss or
     -------------
damage resulting from any cause beyond its reasonable control (a "Force Majeure Event") including, but not limited to, insurrection or civil disorder, war or military operations, national or local emergency, acts or omissions of government or other competent authority, compliance with any statutory obligation or executive order, industrial disputes of any kind (whether or not involving either party's employees), fire, lightning, explosion, flood subsidence, weather of exceptional severity, and acts or omissions of persons for whom neither party is responsible. Upon occurrence of a Force Majeure Event and to the extent such occurrence interferes with either party's performance of this Agreement, such party shall be excused from performance of its obligations (other than payment obligations) during the first six months of such interference, provided that such party uses best efforts to avoid or remove such causes of nonperformance as soon as possible.

5.14 No Third-Party Beneficiaries. This Agreement shall not be construed to
     ----------------------------
create any obligation by either ICANN or Registry Operator to any non-party to this Agreement, including any registrar or SLD holder.

5.15 Notices, Designations, and Specifications. All notices (including
     -----------------------------------------
determinations, designations, and specifications) to be given under this Agreement shall be given in writing at the address of the appropriate party as set forth below, unless that party has given a notice of change of address in writing. Any notice required by this Agreement shall be deemed to have been properly given when delivered in person, when sent by electronic facsimile, or when scheduled for delivery by an internationally recognized courier service. Designations and specifications by ICANN under this Agreement shall be effective when written notice of them is deemed given to Registry.

     If to ICANN, addressed to:

     Internet Corporation for Assigned Names and Numbers
     4676 Admiralty Way, Suite 330
     Marina Del Rey, California 90292
     Telephone: 1/310/823-9358
     Facsimile: 1/310/823-8649
     Attention: Chief Executive Officer

     If to Registry Operator, addressed to:

     General Counsel
     VeriSign, Inc.
     1350 Charleston Road
     Mountain View, California 94303
     Telephone: 1/650/961-7500
     Facsimile: 1/650/961-8853; and

     General Manager
     VeriSign Registry
     21345 Ridgetop Circle
     Dulles, Virginia 20166
     Telephone: 1/703/948/3200
     Facsimile: 1/703/421/2129; and

     Deputy General Counsel
     VeriSign, Inc.
     505 Huntmar Park Drive
     Herndon, Virginia 20170
     Telephone: 1/703/742/0400
     Facsimile: 1/703/742-7916

5.16 Dates and Times. All dates and times relevant to this Agreement or its
     ---------------
performance shall be computed based on the date and time observed in Los Angeles, California, USA.

5.17 Language. All notices, designations, determinations, and specifications
     --------
made under this Agreement shall be in the English language.

5.18 Amendments and Waivers. No amendment, supplement, or modification of this
     ----------------------
Agreement or any provision hereof shall be binding unless executed in writing by both parties. No waiver of any provision of this Agreement shall be binding unless evidenced by a writing signed by the party waiving compliance with such provision. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof, nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

5.19 Counterparts. This Agreement may be executed in one or more counterparts,
     ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.20 Entire Agreement. This Agreement (including its appendices, which form a
     ----------------
part of it) constitutes the entire agreement of the parties hereto pertaining to the operation of the Registry TLD and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties on that subject. In the event of any conflict between the provisions in the body of this Agreement (Section 1 to Subsection 5.20) and any provision in its appendices, the provisions in the body shall prevail.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives.


INTERNET CORPORATION FOR ASSIGNED NAMES AND NUMBERS

By:__________________________
M. Stuart Lynn
President and CEO
Date:

VERISIGN, INC.

By:__________________________
Stratton Sclavos
President and CEO
Date: